Exhibit 1.1

BOEING CAPITAL CORPORATION

(a Delaware corporation)

Series XII Medium-Term Notes

Due 9 Months to 30 Years from Date of Issue

DISTRIBUTION AGREEMENT

Banc of America Securities LLC

Bank of America Tower

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate registration

Facsimile: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, New York 10236

August 7, 2009

Ladies/Gentlemen:

Boeing Capital Corporation, a Delaware corporation (the “Company”), confirms its agreement with Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each, an “Agent”, and collectively, the “Agents”) with respect to the issue and sale by the Company of its Series XII Medium-Term Notes Due 9 Months to 30 Years from Date of Issue (the “Notes”). The Notes will be either an authorized series of the Company’s senior unsecured debt securities (the “Senior Securities”) issued pursuant to the Senior Indenture for the Issuance of Debt Securities (the “Indenture”) dated as of August 31, 2000, between the Company and Deutsche Bank Trust Company Americas (formerly Bankers

Trust Company), as trustee (the “Trustee”) or an authorized series of the Company’s subordinated unsecured debt securities (the “Subordinated Securities”) to be issued pursuant to an indenture, dated as of August 31, 2000 (the “Subordinated Indenture”) between the Company and the Trustee. The Senior Securities and the Subordinated Securities are herein collectively referred to as the “Securities” and the Senior Indenture and the Subordinated Indenture are herein collectively referred to as the “Indentures”. All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings ascribed to them in the Indentures.

As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $750,000,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies, units or composites of two or more thereof as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors (as may from time to time be agreed to by the Company and the applicable Agent) and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (Registration No. 333-154844) for the registration of its debt securities, including the Notes, and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective by the SEC, and the Indentures were filed as exhibits to the Registration Statement and were qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement and the prospectus and prospectus supplement filed (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the SEC pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding all Forms T-1 and including any prospectus supplement relating to the Notes that is filed with the SEC and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement or any part thereof became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as supplemented by the prospectus supplement dated May 28, 2009, relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the SEC pursuant to Rule 424(b) under the 1933 Act and any documents filed under the 1934 Act, and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the “Prospectus as amended or supplemented”, shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement (as defined below) filed in accordance with the terms hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Notes to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the SEC pursuant to Rule 424(b) under the 1933 Act, including any documents incorporated by reference therein as of the date of such filing).

1.	Appointment as Agent.

(a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents except as otherwise described below. The Company agrees that, during the period the Agents are acting as the Company’s agents hereunder, unless otherwise agreed, the Company will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes unless the Company has entered into an agreement or agreements (which may incorporate by reference certain provisions hereof and which shall incorporate and be subject to the commission schedule set forth in Schedule A hereto with respect to any Notes sold through such agent or agents, acting as an agent) with such agent or agents and has notified the Agents promptly upon entering into any such agreement.

(b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

(c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

(d) Solicitations as Agent. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (unless the Company’s default arose out of a default, gross negligence or willful misconduct on the part of the Agent) (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any commission to which it would otherwise be entitled.

(e) Reliance. The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2.	Representations and Warranties.

(a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(b) The Registration Statement conforms, and any amendments or supplements thereto will conform, when they become effective, and as of each subsequent Representation Date will conform, in all respects to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. At the Time of Acceptance with respect to any offering of Notes, the Time of Sale Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished in writing to the Company by any Agent specifically for use therein. The Prospectus does not contain and, as amended or supplemented, and as of each subsequent Representation Date, as applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 of the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the pertinent published rules and regulations thereunder (the “1934 Act Regulations”). Any additional documents deemed incorporated by reference in the Time of Sale Prospectus or the Prospects will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(c) As of the Time of Acceptance with respect to any offering of Notes, the Company Free Writing Prospectus(es) (as defined below), if any, issued at or prior to the Time of Acceptance and the Prospectus (and if applicable, any preliminary Pricing Supplement relating to such Notes), all considered together (collectively, the “Time of Sale Prospectus”), shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. As used in this Agreement, “Company Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) relating to the Notes that (i) is required to be filed with the SEC by the Company, including any term sheet setting forth the final terms of any series of Notes, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the applicable Notes or of the applicable offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(d) Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the applicable Notes or until any earlier date that the Company notifies the Agents as described in the next sentence, will not contain any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Prospectus and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Company Free Writing Prospectus there occurs an event or development as a result of which such Company Free Writing Prospectus contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Agents so that any use of such Company Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein.

(e) The Company has not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Agents’ distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the

Prospectus, the Pricing Supplement, any preliminary Pricing Supplement, and any Company Free Writing Prospectus reviewed and consented to by the applicable Agents.

(f) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein) and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(g) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company’s ability to perform its obligations under the Notes and the Indenture in any material respect (a “Material Adverse Effect”).

(h) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Material Subsidiary” and together the “Material Subsidiaries”) has been duly incorporated and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; and each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or ownership interests of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances except for such liens or encumbrances that would not have a Material Adverse Effect.

(i) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(j) The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and the Indenture will have been duly executed by the Company and, when authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture; the Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and the Indenture conforms in all material respects to the description thereof in the Prospectus as originally filed with the SEC, and the Notes will conform in all material respects to the description thereof in the Prospectus as amended or supplemented;

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof have been duly authorized by all necessary corporate action and do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, or assets of the Company or any Material Subsidiary under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary of the Company (provided however that enforcement of rights to indemnity and contribution in this Agreement may be limited by federal or state securities laws or principles of public policy), or any of their properties, (ii) any material agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Material Subsidiary except in the case of (i) and (ii) where such breach or violation or default would not have a Material Adverse Effect;

(m) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned of record by The Boeing Company or a direct or indirect wholly-owned subsidiary of The Boeing Company.

(n) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound or to which any of their properties may be subject, except in the case of (ii) where such default would not have a Material Adverse Effect.

(o) To the Company’s knowledge, after due inquiry, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the

Registration Statement and Prospectus are an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.

(p) Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(q) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries possess adequate certificates, authorities, licenses, permits, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries, would have a Material Adverse Effect;

(r) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no strike, lockout, or work stoppage involving the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect;

(s) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register under the Investment Company Act of 1940, as amended.

(t) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company, except such as have been obtained and made under the 1933 Act and the 1939 Act and such as may be required under state securities laws.

(u) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries hold any leased real property under valid and enforceable leases with such exceptions that are not material to the business of the Company and its subsidiaries consolidated as a single enterprise and that would not materially interfere with the use made or to be made thereof by them.

(v) Except as disclosed in the Time of Sale Prospectus or the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective officers, in their capacity as such, or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Notes or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or, contemplated.

(w) Neither the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(x) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as of the end of its most recent fiscal year as required by Rule 13a-15 of the 1934 Act.

(y) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(z) Any certificate signed by any Authorized Officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to the Agents as principal shall be deemed a representation and warranty by the Company, and not the officer in its individual capacity, to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

(aa) Additional Certifications. Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto (except that where similar certificates have been given over time the most recent certificate will supersede prior certificates).

3.	Purchases as Principal; Solicitations as Agent.

(a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by one or more Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by telecopier to the Company). An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, the Company and such Agent or Agents shall agree and specify orally, confirmed in writing, whether any stand-off provision (as referred to in Section 4(l) hereof) or any officers’ certificate, opinion of counsel or comfort letter (such as those referred to in Sections 7(b), 7(c) and 7(d) hereof) will be required.

(b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

Upon settlement, the Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

(c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit B hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a “Pricing Supplement”) to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $100,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee (the “Procedures”). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

4.	Covenants of the Company.

The Company covenants with the Agents as follows:

(a) Revisions of Prospectus—Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents of the Company and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(b) Prospectus Revisions—Periodic Financial Information. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to counsel for the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations.

(c) Prospectus Revisions—Audited Financial Information. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(d) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the 1933 Act) of the Registration Statement.

(e) Notice of Certain Proposed Filings. The Company will give counsel to the Agents notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish counsel to the Agents with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing, other than such amendments or supplements providing solely for a change in the interest rates or redemption dates of the Notes or a change in the principal amount of the Notes remaining to be sold or other similar changes.

(f) Notice of Certain Events. The Company will notify the Agents or their counsel immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus (other than pricing supplements, except as set forth in the Administrative Procedures) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

(g) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(h) Copies of Financial Reports. The Company will furnish to the Agents, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

(i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports, that the Company has knowledge of, as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

(j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(k) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (a), (b) or (c) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

(l) Stand-Off Agreement. If requested by an Agent in connection with a purchase by it of Notes as principal in accordance with Section 3(a) hereof, such transaction shall be subject to the terms of such stand-off provision as shall be agreed by the Company and the applicable Agent at the time of such agreement to purchase Notes as principal.

5.	Conditions of Obligations.

The obligations of the Agents to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents and their counsel:

(i) Opinion of Company Counsel. The opinion of Kirkland & Ellis LLP, or other counsel reasonably satisfactory to the Agents, in form and substance reasonably satisfactory to the parties.

(ii) The opinion of Shearman & Sterling LLP, counsel to the Agents, with respect to matters as may be reasonably requested by the Agents.

(iii) In giving their opinions required by subsection (a)(i) and (a)(ii), respectively, of this Section 5(a), Kirkland & Ellis LLP and Shearman & Sterling LLP shall each additionally state (with appropriate qualifications) that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual

Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Officer’s Certificate. At the date hereof there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, earnings or cash flow, of the Company and its subsidiaries considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, dated as of the date hereof, to the effect that to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted, are pending or, to the best knowledge of the Company, threatened by the Commission, and (iv) that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus.

(c) Comfort Letter. At the date hereof or such other date as may be acceptable to the Agents, the Agents shall have received from Deloitte & Touche LLP or other accountants reasonably satisfactory to the Agents and their counsel, a letter, dated as of the date hereof or such Settlement Date, in form and substance satisfactory to the Agents, to the effect that:

(i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, and no information concerning their relationship with or interest in the Company is required by Item 10 of the Registration Statement.

(ii) In their opinion, the financial statements and supporting schedules examined by them and included or incorporated by reference in the Registration Statement and Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

(iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated Subsidiaries, a reading of the minute books of the Company and such Subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such Subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than three days prior to the date of such letter, there was any decrease in the consolidated shareholder’s equity or any increase in the consolidated long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating income, net income or net income per share of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company

(iv) In addition to the examination referred to in their report included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (3) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such other documents and opinions as such counsel may reasonably require (it being acknowledged that the opinion of counsel being delivered pursuant to Section 5(a)(i) above is reasonable in light of the circumstances at the date hereof) for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

The obligations of the Agents to purchase Notes will be subject to the following further conditions: (i) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the agreement to purchase Notes shall not have been lowered and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since that date and (ii) there shall not have come to the attention of the Agent any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(d) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning payment of expenses under Section 10 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

6.	Delivery of and Payment for Notes Sold through an Agent.

Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent unless the failure arose from the gross negligence or willful misconduct of such Agent or from the default by such Agent in the performance of its obligations hereunder. If such failure occurred for any reason other than the gross negligence or willful misconduct of such Agent or from the default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

7.	Additional Covenants of the Company.

The Company covenants and agrees with the Agents that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in the most recent certificate (for each type of certificate) theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

(b) Subsequent Delivery of Certificates. Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 3(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the SEC of such document, the date requested by the Agents or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Subsequent Delivery of Legal Opinions. Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 3(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agent(s) and to counsel to the Agents the written opinion of counsel to the Company (which counsel need not be the counsel referred to in Section 5(a)(i) hereof, provided that such counsel is satisfactory to the Agent(s)), dated the date of filing with the SEC of such document, the date requested by the Agent(s) or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), including such reductions or limitations as shall be reasonably satisfactory to the Agent(s), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents may furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration

Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Subsequent Delivery of Comfort Letters. Each time that there is filed with the SEC any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section 3(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall cause Deloitte & Touche LLP, or other accountants reasonably satisfactory to the Agents, forthwith to furnish such Agent a letter, dated the date of the filing of such document with the SEC, the date of such request or the date of such sale, as the case may be in form reasonably satisfactory to the Agent(s), substantially similar to the portions of the letter referred to in clauses (1) and (2) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and substantially similar to the portions of the letter referred to in clauses (3) and (4) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

8.	Indemnification.

(a) Indemnification of the Agent(s). The Company will indemnify and hold harmless each Agent, each Agent’s affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each Agent’s directors and officers and each person, if any, who controls such Agent within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which the such Agent, Affiliate or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer “free writing prospectus” (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale

Prospectus, the Prospectus or any issuer “free writing prospectus” as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or any Agent Limited-Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the request is being disputed in good faith. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

9.	Contribution.

If recovery is not available under the foregoing indemnification provisions of Section 8, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Agents in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The Company and the Agents and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this Section (a), no Agent or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes, purchased by the Agent under this Agreement, less the aggregate amount of any damages which such Agent or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Agents’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.	Payment of Expenses.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement:

(a) The preparation and filing of the Registration Statement and all amendments thereto;

(b) The preparation, printing, issuance and delivery of the Notes;

(c) The fees and disbursements of the Company’s accountants and of the Trustee;

(d) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey;

(e) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto;

(f) The printing and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto;

(g) Any fees charged by rating agencies for the rating of the Notes;

(h) The fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.; and

(i) The reasonable fees and disbursements of counsel to the Agents.

11.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

12.	Termination.

(a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason, at any time by either the Company, as to one or more of the Agents, or an Agent, as to itself, upon the giving of 7 days’ written notice of such termination to the other parties hereto.

(b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement hereunder by such Agent or Agents to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case in the reasonable judgment of such Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus. As used in this Section 12(b), the term “Prospectus”

means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

(c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) in the case of termination pursuant to Section 12(a), the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(d) hereof, the provisions of Section 10 hereof, the indemnity agreement set forth in Section 8 and the contribution agreement set forth in Section 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

13.	Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice to a party shall be effective when received at the address specified below.

Boeing Capital Corporation

If by U.S. mail:

500 Naches Avenue, SW, 1st Floor

Renton, Washington 98057

Attention: Law Department

If by courier:

P.O. Box 3707, MC 6Y1-02

Seattle, Washington 98124-2207

Attention: Law Department

Telecopy No.: 425-965-4088

Banc of America Securities LLC

Bank of America Tower

One Bryant Park

NY1-100-18-03

New York, New York 10036

Telecopy No.: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Telecopy No: (646) 834-8133

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Telecopy No.: (212) 816-7912

Attention: General Counsel

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Telecopy No.: (212) 743-5338

Attention: Short and Medium Term Product Group

J.P. Morgan Securities Inc.

270 Park Avenue, 9th Floor

New York, New York 10017

Telecopy No.: (212) 834-6702

Attention: Transaction Execution Group

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, New York 10036

Telecopy No.: 212-507-8999

Attention: Investment Banking Division

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions that would apply the laws of another jurisdiction.

15.	Parties.

This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended, or shall be construed, to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

16.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

BOEING CAPITAL CORPORATION

By:	/s/ Kevin R. Millison
Name:	Kevin R. Millison
Title:	Vice President and Chief Financial Officer

Confirmed, Agreed and Accepted, as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Joseph A. Crowley
Name:	Joseph A. Crowley
Title:	Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willur
Name:	Helena Willur
Title:	Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

SCHEDULE A

As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a maximum commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT

From 9 months to less than 12 months	.050%

From 12 months to less than 18 months	.075%

From 18 months to less than 24 months	.125%

From 24 months to less than 36 months	.175%

From 36 months to less than 48 months	.250%

From 48 months to less than 60 months	.300%

From 60 months to less than 72 months	.350%

From 72 months to less than 84 months	.375%

From 84 months to less than 96 months	.400%

From 96 months to less than 108 months	.425%

From 108 months to less than 120 months	.450%

From 120 months to less than 180 months	.475%

From 180 months to less than 240 months	.550%

From 240 months to less than 360 months	.600%

More than 30 years	*

*	As agreed to by the Company and the applicable Agent at the time of sale.

EXHIBIT A

The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

Principal Amount: $

(or principal amount of foreign currency or composite currency)

Interest Rate:

Interest Payment Dates:

If Floating Rate Note:

Interest Rate Basis(es):

If LIBOR,

☐  LIBOR Reuters Page:

☐  LIBOR Telerate Page:

Designated LIBOR Currency:

If CMT Rate,

Designated CMT Reuters Page:

If Telerate Page 7052:

☐  Weekly Average

☐  Monthly Average

Designated CMT Maturity Index:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Interest Payment Dates:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Fixed Rate Commencement Date, if any:

Fixed Interest Rate, if any:

Day Count Convention:

Calculation Agent:

Redemption Provisions:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Repayment Provisions:

Optional Repayment Date(s):

Original Issue Date:

Stated Maturity Date:

Specified Currency:

Exchange Rate Agent:

Authorized Denomination:

Purchase Price:         %, plus accrued interest, if any, from

Price to Public:         %, plus accrued interest, if any, from

Issue Price:

Settlement Date and Time:

Additional/Other Terms:

EXHIBIT B

BOEING CAPITAL CORPORATION

ADMINISTRATIVE PROCEDURES

for Fixed Rate and Floating Rate Medium-Term Notes

(Dated as of August 7, 2009)

Series XII Medium-Term Notes Due Nine Months to 30 Years From Date of Issue (the “Notes”) are to be offered on a continuous basis by BOEING CAPITAL CORPORATION, a Delaware corporation (the “Company”), to or through Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each, an “Agent” and, collectively, the “Agents”) pursuant to a Distribution Agreement, dated August 7, 2009 (the “Distribution Agreement”), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

The Notes will be either Senior Notes or Subordinated Notes. The Senior Notes will be issued as a single series under an Indenture dated as of August 31, 2000, as amended, supplemented or modified time to time (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Trustee”). The Subordinated Notes will be issued as a single series under an indenture dated as of August 31, 2000, as amended, supplemented or modified from time to time (the “Subordinated Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company). The Senior Indenture and Subordinated Indenture are collectively referred to herein as the “Indentures.” The Company has filed a Registration Statement with the Securities and Exchange Commission (the “Commission”) registering debt securities (which includes the Notes) (the “Registration Statement”, which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration’ Statement, as supplemented with respect to the Notes, is herein referred to as the “Prospectus”. The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the “Pricing Supplement”.

The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a “Global Note”) delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a “Certificated Note”) delivered to the investor or other purchaser thereof or a person designated by such- investor or other purchaser.

General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indentures or the Notes, as the case may be.

I.	PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:	Each Note will be dated as of the date of its authentication by the Trustee. Each Note shall also bear an original issue date (each, an “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date nine months to 30 years from its Original Issue Date (the “Stated Maturity Date”) selected by the investor or other purchaser and agreed to by the Company.

Registration:	Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:	The Notes will be issued only in denominations of $100,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of $1,000 in excess thereof.

Interest Rate Bases applicable to Floating Rate Notes:	Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:	The Notes will be subject to redemption by the Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and related Pricing Supplement. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Note and related Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of Interest:	In case of Fixed Rate Notes, unless specified otherwise in the applicable pricing supplement, (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Interest Rate Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR, EURIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest:	General. Each Note will bear interest in accordance with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the “Maturity Date” with respect to the principal repayable on such date).

If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day

(as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which LIBOR or EURIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Note, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday and that a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency, and provided further that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day. If the Specified Currency is euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating. As used herein, “London Business Day” means any day on which commercial banks are open for business (including dealings in the designated LIBOR currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that with respect to United States dollars, Australian dollars, Canadian dollars, New Zealand dollars and Swiss francs, the “Principal Financial

Center” shall be The City of New York, Sydney, Toronto, Auckland and Zurich, respectively, and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.

Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the “Regular Record Date” for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

Unless otherwise provided in the applicable Pricing Supplement, interest payments on Senior Fixed Rate Notes will be made semiannually in arrears on May 15 and November 15 of each year and on the Maturity Date, and interest payments on Subordinated Fixed Rate Notes will be made semiannually in arrears on March 15 and September 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Floating Rate Note and related Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation as Agents:

If agreed upon by any Agent and the Company, then such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent’s agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not constitute a breach of the Company’s agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:

1. the name of the Company;

2. the title of the Notes;

3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

4. the name of the Offering Agent (as defined below);

5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

8. the Offering Agent’s discount or commission;

9. Net proceeds to the Company;

10. the price to public, Principal Amount, Specified Currency, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Interest Rate

Bases, the Day Count Convention, the Index Maturity (if applicable), the Designated LIBOR Currency (if applicable), the Initial Interest Rate, if any, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Initial Interest Reset Date, the Interest Reset Dates, the Spread and/or Spread Multiplier, if any, and the Calculation Agent (if other than Deutsche Bank Trust Company Americas); and

11. any other/additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

The Company shall use its reasonable efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m., New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the “Offering Agent”) and the Trustee at the following applicable address: if to Banc of America Securities LLC Bank of America Tower, One Bryant Park, NY1-100-18-03, New York, New York 10036, Attention: High Grade Transaction Management/Legal, Telecopy No.: (704) 264-2522; if to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Telecopy No.: (636) 834-8133, Attention: MTN Trading; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Telecopy No.: (646) 291-5209, Attention: Transaction Execution Group; if to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Telecopy No.: (212) 743-5825, Attention: Transaction Advisory Group; if to J.P. Morgan Securities Inc., 270 Park Avenue, 9th Floor, New York, New York 10017, Telecopy No.: (212) 834-6702, Attention: Transaction Execution Group; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, Floor 15, New York, New York 10080, Telecopy No.: (212) 449-2234, Attention: Global Transaction Management Group; if to Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Telecopy No.: 212-507-8999, Attention: Investment Banking Division; and if to the Trustee, to: Deutsche Bank Trust Company Americas, 25 DeForest Avenue, MS: 01-0105, Summit, NJ 07901, Attention: Trust & Securities Services, Telecopy No.: (732) 578-4635. For record keeping purposes, one copy of such Pricing Supplement shall also be mailed or telecopied to (646) 848-4252 with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York

10022, Attention: Lisa L. Jacobs, Esq.

In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its Agent. Pursuant to Rule 434 (“Rule 434”) of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement”. Offers accepted by the Company will be settled three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedure Timetable” with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable”, such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing Rates or Other Variable Terms:	When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable “Settlement Procedures”.

Suspension of Solicitation; Amendment or Supplement:	The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Banc of America Securities LLC Bank of America Tower, One Bryant Park, NY1-100-18-03, New York, New York 10036, Attention: High Grade Transaction Management/Legal, Telecopy No.: (704) 264-2522; if to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Telecopy No.: (636) 834-8133, Attention: MTN Trading; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Telecopy No.: (646) 291-5209, Attention: Transaction Execution Group; if to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Telecopy No.: (212) 743-5825, Attention: Transaction Advisory Group; if to J.P. Morgan Securities Inc., 270 Park Avenue, 9th Floor, New York, New York 10017, Telecopy No.: (212) 834-6702, Attention: Transaction Execution Group; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, Floor 15, New York, New York 10080, Telecopy No.: (212) 449-2234, Attention: Global Transaction Management Group; if to Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Telecopy No.: 212-507-8999, Attention: Investment Banking Division; and if to the Trustee, to: Deutsche Bank Trust Company Americas, 25 DeForest Avenue, MS: 01-0105, Summit, NJ 07901, Attention: Trust & Securities Services, Telecopy No.: (732) 578-4635.. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Lisa L. Jacobs, Esq., (212) 848-

7678, Telecopy No.: (646) 848-7678.

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent(s) and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable Pricing Supplement:	A copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of Signatures:	The Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by Reference:	The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Prospectus.

II.	PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Issuer will perform or cause the Trustee to perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company to DTC, dated June 5, 2009 and the Trustee shall its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:	All Fixed Rate Notes issued in book-entry form having the

same Original Issue Date, Specified Currency, Interest Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the “Fixed Rate Terms”) will be represented initially by a single Global Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Specified Currency, Interest Category, formula for the calculation of interest (including the Interest Rate Basis, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula and spread and/or Spread Multiplier, if any), Day Count Convention, Initial Interest Rate, Index Maturity, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the “Floating Rate Terms”) will be represented initially by a single Global Note.

For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Ratings Group (the “CUSIP Service Bureau”) for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:	Unless otherwise specified by DTC, each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:	The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Notes issued in book-entry form will be issued in denominations of $100,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of $1,000 in excess thereof. Global Notes will not be denominated in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Notes issued in book-entry form. In such a case, each of the Global Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal and Interest:	Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Ratings Group. On such Interest Payment Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment”. The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group of the interest rates determined as of such Interest Determination Date.

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest, to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under “Manner of Payment”. The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice.

On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 11:30 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or o premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement Procedures:	Settlement Procedures with regard to each Note in book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

(a) The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

(i) Principal amount, Authorized Denomination, and Specified Currency.

(ii) Exchange Rate Agent, if any.

(iii) (A) Fixed Rate Notes:

(1)	Interest Rate.

(2)	Interest Payment Dates.

(3)	Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

          (B) Floating Rate Notes:

(1)	Interest Category.

(2)	Interest Rate Basis or Interest Rate Bases.

(3)	Initial Interest Rate.

(4)	Spread and/or Spread Multiplier, if any.

(5)	Initial Interest Reset Date and Interest Reset Dates.

(6)	Interest Payment Dates.

(7)	Index Maturity and/or Designated LIBOR Currency, if any.

(8)	Maximum and/or Minimum Interest Rates, if any.

(9)	Day Count Convention.

(10)	Calculation Agent (if other than Deutsche Bank Trust Company

Americas).

(iv) Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

(v) Trade Date.

(vi) Settlement Date (Original Issue Date).

(vii) Stated Maturity Date.

(viii) Redemption provisions, if any.

(ix) Repayment provisions, if any.

(x) Net proceeds to the Company.

(xi) The Offering Agent’s discount or commission.

(xii) Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

(xiii) Such other information specified with respect to such Note (whether by Addendum or otherwise).

(b) The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

(c) The Trustee will communicate to DTC and the Offering Agent through DTC’s Participant Terminal System a pending deposit message specifying the following settlement information:

(i) The information set forth in the Settlement Procedure A.

(ii) Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

(iii) Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.

(iv) Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

(v) CUSIP number of the Global Note representing such Note.

(vi) Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor’s Ratings Group, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor’s Ratings Group.

(d) The Trustee will complete and authenticate the Global Note representing such Note.

(e) DTC will credit such Note to the participant account of the Trustee maintained by DTC.

(f) The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such o Offering Agent’s discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and

(ii) the Trustee is holding such Global Note.

(g) In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent’s participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

(h) Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(i) Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

(j) The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

(k) If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures Timetable:	For offers to purchase Notes accepted by the Company, Settlement Procedures A through K set forth above shall be completed as soon as possible after the Company’s acceptance of any such offer but not later than the respective times (New York City time) set forth below:

SETTLEMENT

PROCEDURE	TIME
A	11:00 a.m. on the trade date or within one hour of acceptance of offer

B	12:00 noon on the trade date or within one hour of acceptance of offer

C	No later than the close of business on the trade date

D	9:00 a.m. on Settlement Date

E	10:00 a.m. on Settlement Date

F-G	No later than 2:00 p.m. on Settlement Date

H	4:00 p.m. on Settlement Date

I-J	5:00 p.m. on Settlement Date

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS delivery order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note “canceled”, make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

In the event that any of the Company, the Trustee or the Offering Agent (each, a “Relevant Party”) shall learn that the sale of a Note in book-entry form shall have failed to settle on the scheduled Settlement Date, the Company, the Trustee or the Offering Agent, as the case may be, shall notify the other Relevant Parties of such fact as soon as practicable.

III.	PROCEDURES FOR CERTIFICATED NOTES

Denominations:	The Certificated Notes will be issued only in denominations of $100,000 (or the equivalent thereof in one or more foreign or composite currencies) and integral multiples of $1,000 in excess thereof.

Payments of Principal, Premium, if any, and Interest:	Upon presentment and delivery of the Certificated Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

(a) The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:

(i) Exact name in which the Certificated Note(s) is to be registered (the “Registered Owner”).

(ii) Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

(iii) Taxpayer identification number of the

Registered Owner.

(iv) Principal amount, Authorized Denomination and Specified Currency.

(v) Exchange Rate Agent, if any.

(vi) (A) Fixed Rate Notes:

(1)	Interest Rate.

(2)	Interest Payment Dates.

(3)	Whether such Note is being issued with Original Issue Discount and, if so, the terms thereof.

       (B) Floating Rate Notes:

(1)	Interest Category

(2)	Interest Rate Basis or Interest Rate Bases.

(3)	Initial Interest Rate.

(4)	Spread and/or Spread Multiplier, if any.

(5)	Initial Interest Reset Date and Interest Reset Dates.

(6)	Interest Payment Dates.

(7)	Index Maturity and/or Designated LIBOR Currency, if any.

(8)	Maximum and/or Minimum Interest Rates, if any.

(9)	Day Count Convention.

(10)	Calculation Agent (if other than Deutsche Bank Trust Company Americas).

(vii) Price to public of such Certificated Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

(viii) Trade Date.

(ix) Settlement Date (Original Issue Date).

(x) Stated Maturity Date.

(xi) Net proceeds to the Company.

(xii) The Offering Agent’s discount or commission.

(xiii) Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

(xiv) Redemption provisions, if any.

(xv) Repayment provisions, if any.

(xvi) Such other information specified with respect to such Note (whether by Addendum or otherwise).

(b) After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

(c) The Trustee will complete the Certificated Note in the form approved by the Company and the Offering Agent, and will make three copes thereof (herein called “Stub 1”, “Stub 2” and “Stub 3”):

(i) Certificated Note with the Offering Agent’s confirmation, if traded on a principal basis, or the Offering Agent’s customer confirmation, if traded on an agency basis.

(ii) Stub 1 for Trustee.

(iii) Stub 2 for Offering Agent.

(iv) Stub 3 for the Company.

(d) With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: Banc of America Securities LLC Bank of America Tower, One Bryant Park, NY1-100-18-03, New York, New York 10036, Attention: High Grade Transaction Management/Legal, Telecopy No.: (704) 264-2522; if to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Telecopy No.: (636) 834-8133, Attention: MTN Trading; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Telecopy No.: (646) 291-5209, Attention: Transaction Execution Group; if to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Telecopy No.: (212) 538-9908, Attention: Syndicate Operations; if to J.P. Morgan Securities Inc., 270 Park Avenue, 9th Floor, New York, New York 10017, Telecopy No.: (212) 834-6702, Attention: Transaction Execution Group; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, Floor 15, New York, New York 10080, Telecopy No.: (212) 449-2234, Attention: Global Transaction Management Group; Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Telecopy No.: 212-507-8999, Attention: Investment Banking Division. The Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker’s receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

(e) In the case of a Certificated Note sold through the. Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds. Prior to delivery of the Certificated Note, the Offering Agent will have previously provided a copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, to such purchaser.

(f) The Trustee will send Stub 3 to the Company.

Settlement Procedures Timetable:	For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible after the Company’s acceptance of any such offer but not later than the respective times (New York City time) set forth below:

SETTLEMENT PROCEDURE	TIME
A	11:00 a.m. on the trade date or within one hour of acceptance of offer

B	12:00 noon on the trade date or within one hour of acceptance of offer

C-D	2:15 p.m. on Settlement Date

E	3:00 p.m. on Settlement Date

F	5:00 p.m. on Settlement Date

Failure to Settle:	In the case of a Certificated Note sold through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.

In the event that any of the Company, the Trustee or the Offering Agent (each, a “Relevant Party”) shall learn that the sale of a Certificated Note shall have failed to settle on the scheduled Settlement Date, the Company, the Trustee or the Offering Agent, as the case may be, shall notify the other Relevant Parties of such fact as soon as practicable.